UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2009 (September 23, 2009)

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	22-1344998
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6707 Democracy Boulevard

Suite 300

Bethesda, MD 20817

(Address of principal executive offices)

(301) 571-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Registration Rights Agreement

On September 29, 2009, in connection with the closing of the acquisition of Iridium Holdings LLC (“Iridium Holdings”), Iridium Communications Inc. (“IRDM” or the “Company”), a Delaware corporation, previously named GHL Acquisition Corp. (“GHQ”), entered into a Registration Rights Agreement with the sellers of the equity of Iridium Holdings. The material terms of such Registration Rights Agreement have been previously described and such agreement is included as Annex D in the Company’s definitive proxy statement (SEC File No. 001-33963) filed August 28, 2009 (hereinafter referred to as the “Proxy Statement”), which is incorporated herein by reference.

Warrant Agreement

On September 29, 2009, the Company executed a new warrant agreement with American Stock Transfer & Trust Company with terms substantially identical to the terms set forth in the warrant agreement filed in the Current Report on Form 8-K filed on February 26, 2008.  The new warrant agreement restructures approximately 14.4 million existing warrants issued in the Company’s IPO to (i) increase their exercise price to $11.50, (ii) extend their exercise period by two years to February 2015 and (iii) increase the price of common stock, par value $0.001 per share (the “Common Stock”) at which the Company can redeem the restructured warrants to $18.00.  A copy of the warrant agreement and a specimen warrant certificate are attached hereto as Exhibit 4.4 and Exhibit 4.5, respectively, each of which is incorporated herein by reference.

Underwriting Agreement

On September 23, 2009, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Iridium Holdings, Raymond James & Associates, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company (i) agreed to issue and sell to the Underwriters an aggregate of 16,000,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.001 per share at a purchase price of $10.00 per share and (ii) granted the Underwriters an option exercisable for a period of 40 days to purchase up to 2,400,000 additional shares of the Company’s Common Stock, par value $0.001 per share, to cover over-allotments, if any (the “Additional Shares” and, together with the Firm Shares, the “Shares”).

The offer and sale of the Firm Shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-159673) declared effective by the Securities and Exchange Commission on August 31, 2009.  The Company filed the final prospectus supplement (SEC File No. 333-159673) in connection with offer and sale on September 25, 2009 (hereinafter referred to as the “Prospectus Supplement”).  The foregoing description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and which is incorporated by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 29, 2009, the Company consummated the acquisition of Iridium Holdings pursuant to a Transaction Agreement (the “Transaction Agreement”) dated September 22, 2008, as amended on April 28, 2009, by and between GHQ, Iridium Holdings and the sellers named therein. The material terms of the Transaction Agreement are described in the Proxy Statement, in the section entitled “Proposal I – Approval of the Acquisition” beginning on page 66 and “The Transaction Agreement” beginning on page 100, and are hereby incorporated herein by reference. The acquisition was approved by the Company’s stockholders at the special meeting held on September 23, 2009.

At the closing of the acquisition (the “Closing”), GHQ acquired, directly and indirectly, all of the outstanding units of Iridium Holdings.  Iridium Holdings became a wholly-owned subsidiary of GHQ and GHQ was renamed Iridium Communications Inc.  Iridium Holdings, through its subsidiaries, is a provider of mobile voice and data communications services via satellite.  GHQ acquired all of Iridium Holdings’ equity in exchange for $77.1 million in cash and 29,443,500 shares of Common Stock.  In addition, 90 days following the Closing, if Iridium Holdings has in effect a valid election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the taxable year in which the Closing occurs, the Company will make a tax benefit payment of up to $25.5 million in aggregate to sellers (other than the sellers of the equity of Baralonco, N.V. and Syncom-Iridium Holdings Corp.) to compensate them for the tax basis step-up.

At the special meeting held on September 23, 2009, 9,214,167 shares of Common Stock were voted against the proposal relating to the acquisition and elected to convert into a pro rata portion of the trust account resulting in a total payment to converting stockholders of approximately $92.1 million. In addition, as of the Closing, the Company repurchased an aggregate of 16,325,196 shares of its common stock from certain stockholders at a purchase price of $10.10 per share.

The total amount of deferred underwriting commissions to be paid to Banc of America Securities LLC and other underwriters in connection with GHQ’s initial public offering is approximately $4.3 million after giving effect to the conversions.

On September 23, 2009, the Company’s offering of 16,000,000 shares of its common stock pursuant to the Underwriting Agreement was consummated.

On a pro forma basis as of June 30, 2009, after giving effect to the Company’s offering, the share repurchases, the conversions, the warrant exchange and the acquisition of Iridium Holdings, the total number of the shares of the Company’s common stock outstanding would be 68,207,884, without giving effect to any shares that may be issued to Motorola Inc., any exercise of current or restructured warrants and the conversion of the $22.9 million note held by Greenhill Europe.  In addition, on a pro forma basis as of June 30 2009, and after giving effect to the Company’s offering, the share repurchases, the conversions, the warrant exchange, the acquisition of Iridium Holdings and the prepayment in full by Iridium Holdings of its credit agreements following the acquisition, the Company would have total cash and cash equivalents of approximately $75.2 million.  The Company intends to prepay in full the approximately $120.0 million currently outstanding under its credit agreements following the acquisition.

Prior to the Closing, the Company was a shell company with no operations which was formed for the purpose of acquiring one or more operating businesses. The following information is provided about the business and securities of the post-Closing combined company reflecting consummation of the acquisition.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will likely result,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from any expected future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

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the level and type of demand for Iridium Holdings’ products and services;

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Iridium Holdings’ ability to maintain the health, capacity, control and level of service of its satellite network;

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Iridium Holdings’ ability to cost-effectively design, construct and launch Iridium NEXT;

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Iridium Holdings’ ability to obtain capital to meet its future capital requirements, in particular the funding for Iridium NEXT and related ground infrastructure, products and services;

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changes in general economic, business and industry conditions;

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Iridium Holdings’ and its distributors’ ability to introduce innovative products, services and applications that satisfy market demand;

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the ability of Iridium Holdings’ distributors to market and sell Iridium Holdings’ products, services and applications effectively;

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the ability of Iridium Holdings’ competitors to develop and offer similar services and products;

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Iridium Holdings’ ability to maintain its relationship with U.S. government customers, particularly the Department of Defense (“DoD”);

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denials or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

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legal, regulatory and tax developments, including additional requirements imposed by changes in domestic and foreign laws and regulations; and

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rapid and significant technological changes in the telecommunications industry.

There is no assurance that our expectations will be realized.  If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  Such risks and uncertainties also include those set forth under “Risk Factors” starting on page 39 of the Proxy Statement and page S-17 of the Prospectus Supplement, which are incorporated herein by reference. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. Except as required by law or regulation, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason.

Business

Iridium Holdings’ business is described in the Proxy Statement in the section entitled “Information about Iridium Holdings” beginning on page 128, which is incorporated herein by reference.

Risk Factors

The risks associated with GHQ’s and Iridium Holdings’ businesses as are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 39 and in the Prospectus Supplement beginning on page S-17, which are incorporated herein by reference.

Financial Information

Selected financial information and management’s discussion and analysis of financial condition and results of operations of GHQ and Iridium Holdings are included in the Proxy Statement in the sections entitled “Selected Historical Financial Data of GHQ” beginning on page 24, “Selected Historical Financial Data of Iridium Holdings” beginning on page 25, “GHQ Management’s Discussion and Analysis of Financial Condition and Results of Operations of GHQ” beginning on page 124 and “Iridium Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations of Iridium Holdings” beginning on page 152, which are incorporated herein by reference.

Pro forma financial information and management’s discussion and analysis of financial condition and results of operations of Iridium Holdings are included in the Prospectus Supplement in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Data” beginning on page S-52 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Iridium Holdings” beginning on page S-62, which are incorporated herein by reference.

Properties

The Company’s principal executive office is located at 6707 Democracy Boulevard, Suite 300, Bethesda, MD 20817. Iridium Holdings’ facilities are described in the Proxy Statement in the section entitled “Business of Iridium Holdings — Properties” beginning on page 150 and in the Prospectus Supplement in the section entitled “Iridium Holdings Business — Properties” beginning on page S-118, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management is included in the Prospectus Supplement in the section entitled “Beneficial Ownership of Common Stock” beginning on page S-125, which is incorporated herein by reference.

Directors and Executive Officers

The Company’s directors and executive officers immediately after the consummation of the Acquisition are described in the Proxy Statement in the section entitled “Management Following the Acquisition” beginning on page 185 and in the Prospectus Supplement in the section entitled “Management Following the Acquisition” beginning on page S-120, which is incorporated herein by reference.

Director and Executive Officer Compensation

The compensation of Iridium Holdings executive officers is generally described in the Proxy Statement in the sections entitled “Iridium Holdings Compensation Discussion and Analysis” beginning on page 191 and “Iridium Holdings Executive Compensation” beginning on page 196, which are incorporated herein by reference.  The Company has not yet entered into any compensation arrangements with its directors in connection with their service as directors . The Company will promptly disclose any compensation arrangements with its directors in a Current Report on Form 8-K once approved by the board of directors

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the sections entitled “Interests of Certain Persons in the Acquisition” beginning on page 99 and “Certain Relationships and Related Party Transactions” beginning on page 203, which are each incorporated herein by reference.

Independence of Directors

The Company’s board of directors has determined that Messrs. Barros, Bok, Canfield, Jones, Krongard, Niehaus, Pfeiffer and Rush are each independent within the meaning of Rule 5606(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”).  The Company’s board of directors has also determined that each member of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under Rule 5606(a)(2) of the Nasdaq.

Legal Proceedings

IRDM and Iridium Holdings are not currently a party to any material pending legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is described in the Proxy Statement in the section entitled “Market Price of GHQ Common Stock” beginning on page 98, which is incorporated herein by reference.

IRDM’s common stock, warrants and units are listed on Nasdaq under the symbols “IRDM,” “IRDMW” and “IRDMU,” respectively.

The closing price of IRDM’s common stock, warrants and units as reported on Nasdaq on September 28, 2009, was $10.70, $4.25 and $13.04, respectively.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report concerning the unregistered sales of equity securities, which is incorporated herein by reference.

Description of the Company’s Securities

The Company’s Amended and Restated Certificate of Incorporation, or the Restated Certificate, authorizes the issuance of 300 million shares of common stock, par value $0.001 per share, and 2.0 million shares of preferred stock, par value $0.0001 per share.  The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities.  A complete description of the rights and preferences of the Company’s securities is provided in the Restated Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and the Company, which has been filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed February 26, 2008 and the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and the Company, which is filed as Exhibit 4.4 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Units

Each unit consists of one share of Common Stock and one $7.00 Warrant, as described in more detail below under the caption ”Description of Securities—Warrants” of this Item 2.01.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.00 per share of common stock, subject to adjustment.  The units commenced trading on February 15, 2008.

Common Stock

As of September 29, 2009 after the closing of the acquisition, the offering of 16 million shares of Common Stock and related transactions and giving effect to the conversion of shares held by stockholders who voted against the acquisition of Iridium Holdings and converted into a pro rata portion of the trust account, there were 68,207,884 shares of Common Stock outstanding and no shares of preferred stock outstanding.  The outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid and non-assessable.  Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  Holders of Common Stock have exclusive voting rights for the election of the Company’s directors and all other matters requiring stockholder action, except with respect to amendments to the Restated Certificate that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.

Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor.  The payment of dividends, if ever, on the Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

The Company has not paid any dividends on Common Stock to date.  The payment of dividends in the future will depend on the Company’s revenues and earnings, if any, capital requirements and general financial condition.  The payment of any dividends will be within the discretion of the Company’s board of directors.

In the event of any voluntary or involuntary liquidation, dissolution or winding up and after payment or provision for payment of the debts and other liabilities of the Company and of the preferential and other amounts, if any, to which the holders of any preferred stock will be entitled, the holders of all outstanding common shares will be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of common shares held by each stockholder.

The Restated Certificate allows the Company to restrict the ownership or proposed ownership of its Common Stock or preferred stock by any person, if such ownership or proposed ownership: (i) is or could be inconsistent with, or in violation of, any provision of the Communications Act of 1934 and the rules and regulations promulgated thereunder (“FCC Laws”); (ii) will or may limit or impair the Company’s business activities under the FCC Laws; or (iii) will or could subject the Company to any specific rule, regulation or policy under the FCC Laws, to which the Company was not subject prior to such ownership or proposed ownership (collectively, “FCC Limitation”).

The Restated Certificate also gives the Company the right to request from its stockholders or proposed stockholders (by transfer of stock or otherwise), certain information, including information relating to such stockholder’s or proposed stockholder’s citizenship, affiliations and ownership or interest in other companies, if the Company believes that such stockholder’s or proposed stockholder’s ownership of its securities may result in an FCC Limitation.

If the Company does not receive the information it requests from any specific stockholder or concludes that a person’s ownership or proposed ownership or the exercise by any person of any ownership right may result in an FCC Limitation, the Company will have the right to, and until the Company determines in its sole discretion that no FCC Limitation will occur: (i) refuse to permit a transfer of stock to a proposed stockholder; (ii) suspend rights of stock or equity ownership which could cause an FCC Limitation; and/or (iii) redeem the Common Stock or preferred stock of the Company held by any person.

Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Founding Stockholder’s Shares

As of September 29, 2009 after the Closing, GHQ’s founding stockholders, owned 7,058,824 shares (not including any shares that may result from conversion of the convertible note), including 6,928,387 held by Greenhill & Co., Inc (“Greenhill”).  GHQ’s founding stockholder’s shares are identical to the shares of Common Stock included in the units sold in GHQ’s initial public offering, except that Greenhill has agreed to certain transfer restrictions, including a one-year “lock-up” for the shares of Common Stock it holds, as described below.

Preferred Stock

The Restated Certificate provides that shares of preferred stock may be issued from time to time in one or more series.  The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.  The Company’s board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects.  The ability of the Company’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.  The Company has no preferred stock outstanding at the date hereof.  Although the Company does not currently intend to issue any shares of preferred stock, the Company may do so in the future.

Warrants

$7.00 Warrants

As of September 29, 2009 after the Closing, 13,657,104 warrants issued in GHQ’s initial public offering were outstanding (the “$7.00 Warrants”).  Each $7.00 Warrant entitles the registered holder to purchase one share of Common Stock at a price of $7.00 per share, subject to adjustment, as discussed below, at any time commencing on the completion of GHQ’s initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the $7.00 Warrants and a current prospectus relating to them is available.

The warrants will expire on February 14, 2013 at 5:00 p.m., New York time, or earlier upon redemption.  Once the $7.00 Warrants become exercisable, the Company may call the $7.00 Warrants for redemption, in whole and not in part, at a redemption price of $0.01 per $7.00 Warrant if, and only if, the reported last sale price of Common Stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which the notice of redemption is given, and only if on the date the Company gives notice of redemption and during the entire period thereafter until the time the Company redeems the $7.00 Warrants the Company has an effective registration statement covering the shares of Common Stock issuable upon exercise of the $7.00 Warrants and a current prospectus relating to them is available.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each holder of $7.00 Warrants can exercise his or her $7.00 Warrant prior to the scheduled redemption date.  However, there is no guarantee that the price of the Common Stock will exceed the $14.25 trigger price or the $7.00 exercise price after the redemption notice is issued.

If the Company calls the $7.00 Warrants for redemption as described above, the Company’s management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise $7.00 Warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the $7.00 Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the $7.00 Warrants, multiplied by the difference between the exercise price of the $7.00 Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day before the date on which the notice of redemption is sent to the holders of $7.00 Warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the $7.00 Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if the Company does not need the cash from the exercise of the $7.00 Warrants after the Closing. If the Company calls its $7.00 Warrants for redemption and the Company’s management does not take advantage of this option, Greenhill, which we refer to as GHQ’s initial stockholder, and its permitted transferees, would still be entitled to exercise their founding stockholder’s warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of Common Stock issuable on exercise of the $7.00 Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, acquisition or consolidation.  However, the exercise price and number of shares of Common Stock issuable on exercise of the $7.00 Warrants will not be adjusted for issuances of Common Stock at a price below the $7.00 Warrant exercise price.

The $7.00 Warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement, which has been filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed February 26, 2008, provides a complete description of the terms and conditions applicable to the $7.00 Warrants.

The $7.00 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of $7.00 Warrants being exercised.  Holders of $7.00 Warrants will not be entitled to a net cash settlement upon exercise of the $7.00 Warrants.  Holders of $7.00 Warrants do not have the rights or privileges of holders of Common Stock, including voting rights, until they exercise their $7.00 Warrants and receive shares of Common Stock.  After the issuance of shares of Common Stock upon exercise of the $7.00 Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the $7.00 Warrants. If, upon exercise of the $7.00 Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the holder of $7.00 Warrants.

No $7.00 Warrants will be exercisable unless at the time of exercise the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the $7.00 Warrants and a current prospectus relating to them is available.  Under the warrant agreement, the Company has agreed to use its best efforts to have an effective registration statement covering shares of Common Stock issuable on exercise of the $7.00 Warrants and to maintain a current prospectus relating to the Common Stock from the date the $7.00 Warrants become exercisable to the date the $7.00 Warrants expire or are redeemed.

$11.50 Warrants

As of September 29, 2009 after the Closing, there were 14,368,525 warrants, issued in privately negotiated transactions in exchange for $7.00 Warrants (the “Exchanges”), outstanding (the “$11.50 Warrants”).  The $11.50 Warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement has terms substantially identical to the terms set forth in the warrant agreement with respect to the $7.00 Warrants issued in GHQ’s initial public offering, except that (i) their exercise price is $11.50 per share, (ii) their exercise period ends February 2015 and (iii) the price of the Company’s Common Stock at which the Company can redeem the $11.50 Warrants is $18.00.  The warrant agreement for the $11.50 Warrants has been filed hereto as Exhibit 4.4 and provides a complete description of the terms and conditions applicable to the $11.50 Warrants.

The Company has agreed to file with the SEC, as soon as practicable following the issuance of the $11.50 Warrants, but in no event later than 15 business days following the issuance of the $11.50 Warrants, a resale registration statement to allow for the resale of shares of the Company’s Common Stock issued in connection with the Exchanges, the $11.50 Warrants and the shares of the Company’s Common Stock underlying such $11.50 Warrants (“Shelf Registration Statement”), as further described below.

Founding Stockholder’s Warrants

As of September 29, 2009 after the Closing, there were 130,437 warrants outstanding that Greenhill obtained in the unit purchase described above and transferred to GHQ’s directors, Messrs. Rush, Canfield and Clarke.

The founding stockholder’s warrants are identical to the warrants included in the units sold in GHQ’s initial public offering, except that such warrants:

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are subject to certain transfer restrictions, including a including a one-year “lock-up” for the shares of Common Stock it holds, as described below;

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the founding stockholder’s warrants are not redeemable by the Company so long as they are held by GHQ’s initial stockholder and its permitted transferees;

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are exercisable if (x) the last sale price of the Company’s Common Stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after GHQ’s initial business combination and (y) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants contained in the units sold in GHQ’s initial public offering; and

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may be exercised at the option of the holder on a cashless basis.

If the founding stockholder’s warrants are held by holders other than GHQ’s initial stockholder or its permitted transferees, the founding stockholder’s warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in GHQ’s initial public offering.

If holders of the founding stockholder’s warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day before the date on which the warrant exercise notice is sent to the warrant agent. The founding stockholder’s warrants are subject to different restrictions on exercise from the warrants being sold in GHQ’s initial public offering. The founding stockholder’s warrants may not be exercised unless and until (i) the last sale price of the Company’s Common Stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after GHQ’s initial business combination and (ii) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants contained in the units sold in GHQ’s initial public offering.

Certain Anti-Takeover Provisions of Delaware Law and the Company’s Amended and Restated Certificate of Incorporation and By-Laws

Special Meeting of Stockholders

The Company’s bylaws provide that special meetings of its stockholders may be called only by a majority vote of its board of directors or by its chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Company’s bylaws provide that stockholders seeking to bring business before its annual meeting of stockholders or a special meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders must provide timely notice of their intent in writing and be a stockholder of record at the time of giving such notice. To be timely, a stockholder’s notice will need to be delivered to the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the Closing, and in the case of a special meeting, a stockholder’s notice shall be timely if delivered to the Company’s principal executive offices not later than the 90th day before the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the Company’s annual meeting of stockholders is first made or sent by the Company. The Company’s bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

The Restated Certificate provides that the Company’s directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware General Corporation Law. In addition, the Restated Certificate provides that the Company’s directors will not be liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or the Company’s stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

The Company’s bylaws also permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Warrant Agent

The transfer agent for the Company’s securities and warrant agent for the Company’s $7.00 Warrants and $11.50 Warrants is American Stock Transfer & Trust Company.

Listing

The Company’s units, Common Stock and $7.00 Warrants are listed on Nasdaq under the symbols “IRDMU,” “IRDM” and “IRDMW,” respectively.  The Company’s $11.50 Warrants have been authorized for listing on Nasdaq and the Company expects that the $11.50 Warrants will be listed following effectiveness of a shelf registration statement filed after the Closing (the “Shelf Registration Statement”).

Shares Eligible for Future Resale

As of September 29, 2009 after the Closing, the offering of 16 million shares of Common Stock and related transactions and giving effect to the conversion of shares held by stockholders who voted against the acquisition of Iridium Holdings and converted into a pro rata portion of the trust account, there were 68,207,884 shares of Common Stock outstanding, of which 30,460,637 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of the Company’s affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 37,747,247 shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering and 36,502,324 of these restricted shares of Common Stock are subject to a one-year “lock-up agreement,” as described below. In addition, shares of Common Stock are subject to a 90-day lock-up agreement and the Company has granted certain registration rights, as described below.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of the Company’s Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of the Company’s Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like the Company, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, if all of these conditions are met, GHQ’s initial stockholder and its permitted transferees, the holders of $7.00 Warrants who received shares of Common Stock in the Exchanges and the sellers of Iridium Holdings units who receive shares of Common Stock at the Closing will be able to sell their restricted shares of Common Stock pursuant to Rule 144 without registration one year after the Company has completed the acquisition of Iridium Holdings.

Registration Rights

The Company granted registration rights in connection with the $11.50 Warrants and shares of Common Stock to be issued in the Exchanges, which requires the Company to file the Shelf Registration Statement as soon as practicable following the issuance of the $11.50 Warrants, but in no event later than 15 business days following the issuance of the $11.50 Warrants. The Shelf Registration Statement will be required to cover the exercise and resale of 14,368,525 $11.50 Warrants, the resale of 14,368,525 shares of Common Stock underlying such $11.50 Warrants and the resale of 1,244,923 shares of Common Stock issued in the Exchanges. The Company issued the $11.50 Warrants immediately following the Closing. If the Shelf Registration Statement is not declared effective by the SEC within 30 business days following the issuance of the $11.50 Warrants, the holders of the $11.50 Warrants have the right to sell to the Company, for cash, the $11.50 Warrants for a price equal to the difference between the weighted average price of the shares of Common Stock during a certain period over the exercise price of the $11.50 Warrants.

In addition, as soon as practicable following the Closing, the Company intends to file the Shelf Registration Statement to permit holders of 13,526,667 $7.00 Warrants to convert such $7.00 Warrants and receive 13,526,667 shares of Common Stock.

At the Closing, the Company entered into a registration rights agreement with each seller of Iridium Holdings units, GHQ’s founding stockholder and GHQ’s initial stockholder and its permitted transferees. Greenhill Europe has agreed to become a party to this registration rights agreement upon its conversion of the $22.9 million note it holds into shares of Common Stock, which may occur no earlier than October 24, 2009. Pursuant to this registration rights agreement, such persons will be granted certain registration rights with respect to the registration of 38,448,824 shares of Common Stock and 130,437 $7.00 Warrants, which includes shares of Common Stock received by holders of Iridium Holdings units in the acquisition of Iridium Holdings, shares of Common Stock and $7.00 Warrants held by GHQ’s founding and GHQ’s initial stockholder and its permitted transferees and the Common Stock issuable upon conversion of the note held by Greenhill Europe. Under this registration rights agreement, the Company will be required to file a shelf registration statement as soon as reasonably practicable after the Closing and related transactions, with a view to such registration statement becoming effective six months from the date of the Closing. However, pursuant to the Underwriting Agreement, the Company has agreed not to file this registration statement for a period of 90 days after the date of such Underwriting Agreement.  The material terms of such registration rights agreement have been previously described in the Company’s Proxy Statement.  Such registration rights agreement will supersede the existing registration rights agreement to which GHQ’s founding stockholder is a party.

Certain holders of the registration rights, subject to certain limitations, may exercise a demand registration right in order to permit such holders to sell their registrable shares of Common Stock in an underwritten public offering under the shelf registration statement. Whenever the Company proposes to register any securities under the Securities Act, holders of registration rights will have the right to request the inclusion of their registrable shares of Common Stock in such registration.

The resale of shares of Common Stock in the public market upon exercise of these registration rights could adversely affect the market price of Common Stock or impact the Company’s ability to raise additional equity capital. Except as set forth below, the Company’s stockholders and warrant holders are not subject to any “lock-ups” restricting the transfer of the securities held by them.

Lock-Up Agreements

Substantially all of the sellers of Iridium Holdings units who receives shares of Common Stock at the Closing, GHQ’s founding stockholder and GHQ’s initial stockholder and its permitted transferees have agreed to a one-year “lock-up” for the shares of Common Stock they will hold following the Closing, except for underwritten secondary offerings approved by the Company’s board of directors any time after six months from the Closing. Greenhill Europe has agreed to enter into a similar one-year “lock-up,” also subject to the exception described above, commencing on the date it converts the $22.9 million note it holds into shares of Common Stock and enters into the registration rights agreement described above. These lock-ups limit, to an extent, the volume of shares available for public trading, which may have an adverse effect on the market for the Company’s Common Stock. Upon the termination, expiration or waiver of the lock-ups, a total of 37,502,324 shares of the Company’s Common Stock (or 39,448,824 shares including the shares of the Company’s Common Stock issuable upon conversion of Greenhill Europe’s $22.9 million note) will become available to trade on the public markets, which may have a material adverse effect on the market for the Company’s Common Stock.

In addition, pursuant to the Underwriting Agreement, the Company, each of its directors and executive officers, and certain stockholders, have agreed to a lock-up for a period of 90 days after the date of such Underwriting Agreement.

Indemnification of Directors and Officers

Reference is made to the section entitled “Description of Securities—Limitations on Liability and Indemnification of Officers and Directors” of this Item 2.01.

Financial Statements and Supplementary Data

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

Financial Statements and Exhibits

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Reference is made to the disclosure set forth in the Prospectus Supplement under “Risk Factors - Iridium Holdings’ agreements with Motorola contain potential payment provisions which may apply to the acquisition; and Iridium Holdings and Motorola are in discussions with respect to such provisions, the outcome of which is uncertain” beginning on page S-29, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth in the Proxy Statement under the section entitled “The Transaction Agreement” beginning on page 100, which is incorporated herein by reference.  The issuance of Common Stock pursuant to the Transaction Agreement was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(2) thereof, to persons who are “accredited investors”, as defined in Regulation D promulgated under the Securities Act.

Reference is made to the disclosure set forth in the Proxy Statement under the section entitled “Post-Closing Transactions” beginning on page 21, which is incorporated herein by reference.  Upon the Closing, the Company purchased 12,449,308 existing warrants for a total of $3,112,405 of cash and 1,244,923 shares of GHQ Common Stock.  The shares of Common Stock were unregistered upon issuance, but the Company plans to file the Shelf Registration Statement covering these shares of Common Stock after the closing.  In addition, upon the Closing, the Company issued 14,368,525 existing warrants pursuant to a new warrant agreement described in Item 1.01 and incorporated herein by reference.  The restructured warrants were unregistered upon issuance, but the Company plans to file the Shelf Registration Statement covering these restructured warrants after the closing.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On September 29, 2009, the Company filed an Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware.  The material terms of the Restated Certificate and the general effect upon the rights of holders of the Company’s Common Stock have been previously described in the Proxy Statement under the section entitled “Proposal II – Approval of the Amended and Restated Certificate of Incorporation” which is incorporated herein by reference.  A copy of the Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 29, 2009, Matthew J. Desch, Alvin B. Krongard, Steven B. Pfeiffer, Terry Jones, J. Darrel Barros were appointed to the Company’s Board of Directors by the existing members of the Company’s Board of Directors.  Upon the Closing, Kevin Clarke resigned from the Board of Directors, all of the existing officers of the Company resigned and the Board of Directors appointed the following executive officers:

•

Matthew J. Desch, Chief Executive Officer

•

Eric Morrison, Chief Financial Officer and Treasurer

•

John S. Brunette, Chief Legal and Administrative Officer and Secretary

Additional information with respect to the new directors and executive officers has been previously reported in the Proxy Statement under the section entitled “Management Following the Acquisition” beginning on page 185 and incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 29, 2009, the Company filed an Amended and Restated Certificate of Incorporation, or the Restated Certificate, discussed in Item 3.03 of this Form 8-K, which is incorporated herein by reference.  A copy of the Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 29, 2009, the board of directors of the Company adopted Amended and Restated Bylaws.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The amendments to the bylaws provide that: (i) the board of directors of the Company may, in its sole discretion, determine that a meeting of stockholders be held by means of remote communication; (ii) any stockholder giving notice for the conduct of business at an annual meeting must be a stockholder of record at the time of giving such notice; (iii) notices sent by stockholders desiring to nominate directors or bring business before a meeting of the stockholders must meet certain requirements as to form and content; and (iv) an independent lead director may be appointed by the board of directors.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The material terms of the acquisition are described in the Proxy Statement in the sections entitled “Proposal I – Approval of the Acquisition” beginning on page 66 and “The Transaction Agreement” beginning on page 100, which are both incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

At the special meeting of stockholders held on September 23, 2009, the Iridium Communications Inc. 2009 Stock Incentive Plan was approved by the Company’s stockholders. The 2009 Stock Incentive Plan is described in the Proxy Statement in the section entitled “Proposal IV – Adoption of the Stock Incentive Plan” beginning on page 91 and included as Annex E to the Proxy Statement, which is incorporated herein by reference.

The Company issued a press release upon the closing of the transaction which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements of GHQ and Iridium Holdings included in the Proxy Statement beginning on page F-1 and the Unaudited Pro Forma Condensed Combined Financial Statements of GHQ and Iridium Holdings included in the Prospectus Supplement beginning on page S-52 are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Document
1.1*

Underwriting Agreement, dated September 23, 2009, among GHL Acquisition Corp., Iridium Holdings LLC, Raymond James & Associates, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated*

2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Company’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
3.1*	Second Amended and Restated Certificate of Incorporation dated September 29, 2009*
3.2*	Amended and Restated Bylaws*
4.1	Specimen Common Stock Certificate, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
4.2

Amended and Restated Warrant Agreement between the Company and American Stock Transfer & Trust Company, incorporated herein by reference to the Company’s current report on Form 8-K filed on February 26, 2008

4.3

Specimen Warrant Certificate for $7.00 Warrants, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.4*	Warrant Agreement for $11.50 Warrants between the Company and American Stock Transfer & Trust Company*
4.5*	Specimen Warrant Certificate for $11.50 Warrants*
5.1*	Opinion of Davis Polk & Wardwell LLP, dated September 28, 2009*

10.1*	Indemnification Contract, dated December 5, 2000, among Iridium Satellite LLC, The Boeing Company, Motorola, Inc. and the United States*
10.2*	Transition Services, Products and Asset Agreement, dated as of December 11, 2000, by and among Motorola, Inc., Iridium Holdings LLC and Iridium Satellite LLC*
10.3*	Intellectual Property Rights Agreement, dated December 11, 2000, among Motorola Inc. and Iridium Services LLC*
10.4*	Subscriber Equipment Technology Agreement (Design), dated as of September 30, 2002, by and among Motorola Inc. and SE Licensing LLC*
10.5*	Subscriber Equipment Technology Agreement (Manufacturing), dated as of September 30, 2002, by and among Motorola Inc. and SE Licensing LLC*
10.6*	Senior Subordinated Term Loan Agreement, dated as of December 11, 2000, among Iridium Satellite LLC and Motorola Inc.*
10.7*

Amended and Restated Contract for Transition, Steady State Operations and Maintenance, and Re-Orbit of the Iridium Constellation System, dated as of January 1, 2003, among Iridium Constellation LLC, Iridium Satellite LLC and The Boeing Company, as amended April 15, 2006*

10.8	Form of Registration Rights Agreement, incorporated by reference to Annex D of the Company’s Proxy Statement filed August 28, 2009
10.9*†	Amended and Restated Agreement for Manufacture, dated January 1, 2007, among Iridium Satellite LLC and Celestica Corporation*†
10.10*	Convertible Subordinate Promissory Note, dated October 24, 2008, of Iridium Holdings LLC for Greenhill & Co. Europe Holdings Limited*
10.11*	Employment Agreement, dated September 18, 2006, among Iridium Holdings LLC, Iridium Satellite LLC and Matthew J. Desch, as amended April 20, 2007, January 21, 2008 and November 20, 2008*
10.12*†	Offer Letter, dated December 6, 2007, for John S. Brunette*†
10.13*†	Offer Letter, dated April 25, 2006, for Eric Morrison*†
10.14*	Offer Letter, dated September 30, 2004, for Gregory Ewert*
10.15*†	Offer Letter, dated August 1, 2007, for John Roddy, as amended December 31, 2008*†
21.1*	List of Subsidiaries*
23.1*	Consent of Davis Polk & Wardwell LLP, dated September 28,2009 (included in Exhibit 5.1)*
99.1*	Press Release, dated September 29, 2009

__________________

* Filed herewith

†

Confidential treatment will be requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2009	IRIDIUM COMMUNICATIONS INC.

	By:	/s/ Matthew J. Desch
Matthew J. Desch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1*

Underwriting Agreement, dated September 23, 2009, among GHL Acquisition Corp., Iridium Holdings LLC, Raymond James & Associates, Inc., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated*

2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Company’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
3.1*	Second Amended and Restated Certificate of Incorporation dated September 29, 2009*
3.2*	Amended and Restated Bylaws*
4.1	Specimen Common Stock Certificate, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008
4.2

Amended and Restated Warrant Agreement between the Company and American Stock Transfer & Trust Company, incorporated herein by reference to the Company’s current report on Form 8-K filed on February 26, 2008

4.3

Specimen Warrant Certificate for $7.00 Warrants, incorporated herein by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.4*	Warrant Agreement for $11.50 Warrants between the Company and American Stock Transfer & Trust Company*
4.5*	Specimen Warrant Certificate for $11.50 Warrants*
5.1*	Opinion of Davis Polk & Wardwell LLP, dated September 28, 2009*
10.1*	Indemnification Contract, dated December 5, 2000, among Iridium Satellite LLC, The Boeing Company, Motorola, Inc. and the United States*
10.2*	Transition Services, Products and Asset Agreement, dated as of December 11, 2000, by and among Motorola, Inc., Iridium Holdings LLC and Iridium Satellite LLC*
10.3*	Intellectual Property Rights Agreement, dated December 11, 2000, among Motorola Inc. and Iridium Services LLC*
10.4*	Subscriber Equipment Technology Agreement (Design), dated as of September 30, 2002, by and among Motorola Inc. and SE Licensing LLC*
10.5*	Subscriber Equipment Technology Agreement (Manufacturing), dated as of September 30, 2002, by and among Motorola Inc. and SE Licensing LLC*
10.6*	Senior Subordinated Term Loan Agreement, dated as of December 11, 2000, among Iridium Satellite LLC and Motorola Inc.*
10.7*

Amended and Restated Contract for Transition, Steady State Operations and Maintenance, and Re-Orbit of the Iridium Constellation System, dated as of January 1, 2003, among Iridium Constellation LLC, Iridium Satellite LLC and The Boeing Company, as amended April 15, 2006*

10.8	Form of Registration Rights Agreement, incorporated by reference to Annex D of the Company’s Proxy Statement filed August 28, 2009
10.9*†	Amended and Restated Agreement for Manufacture, dated January 1, 2007, among Iridium Satellite LLC and Celestica Corporation*†
10.10*	Convertible Subordinate Promissory Note, dated October 24, 2008, of Iridium Holdings LLC for Greenhill & Co. Europe Holdings Limited*
10.11*	Employment Agreement, dated September 18, 2006, among Iridium Holdings LLC, Iridium Satellite LLC and Matthew J. Desch, as amended April 20, 2007, January 21, 2008 and November 20, 2008*
10.12*†	Offer Letter, dated December 6, 2007, for John S. Brunette*†
10.13*†	Offer Letter, dated April 25, 2006, for Eric Morrison*†
10.14*	Offer Letter, dated September 30, 2004, for Gregory Ewert*
10.15*†	Offer Letter, dated August 1, 2007, for John Roddy, as amended December 31, 2008*†
21.1*	List of Subsidiaries*
23.1*	Consent of Davis Polk & Wardwell LLP, dated September 28,2009 (included in Exhibit 5.1)*
99.1*	Press Release, dated September 29, 2009

__________________

* Filed herewith

†

Confidential treatment will be requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.